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VOTE THIS PROXY CARD TODAY!     |---------------------------------------------------------------------|
                                |                 THREE EASY WAYS TO VOTE YOUR PROXY                  |
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                                | TELEPHONE: Call 1-888-221-0697 and follow the simple instructions.  |
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JOHN HANCOCK MULTI CAP GROWTH FUND
SPECIAL MEETING OF SHAREHOLDERS - December 19, 2007
PROXY SOLICITATION BY THE BOARD OF TRUSTEES

The  undersigned,   revoking  previous  proxies,   hereby  appoint(s)  Keith  F.
Hartstein, Thomas M. Kinzler and Gordon M. Shone, with full power of substitution in each, to vote all the shares of beneficial interest of John Hancock Multi Cap Growth Fund ("Multi Cap Growth Fund") which the undersigned is
(are) entitled to vote at the Special Meeting of Shareholders (the "Meeting") of Multi Cap Growth Fund to be held at 601 Congress Street, Boston, Massachusetts, on December 19, 2007 at 10:00 a.m., Boston time, and at any adjournment(s) of the Meeting. All powers may be exercised by a majority of all proxy holders or substitutes voting or acting, or, if only one votes and acts, then by that one. Receipt of the Proxy Statement dated November 1, 2007 is hereby acknowledged. If not revoked, this proxy shall be voted for the proposal.


                                            PLEASE SIGN, DATE AND
                                    RETURN PROMPTLY IN ENCLOSED ENVELOPE

                                            Date          , 2007

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                              |                                                |
                              |                                                |
                              --------------------------------------------------
                              Signature(s)                     (Sign in the Box)


                              NOTE: Signature(s) should agree with the name(s) printed herein. When signing as attorney, executor, administrator, trustee or guardian, please give your full name as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.





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                                                     VOTE THIS PROXY CARD TODAY!

Please fill in box as shown using black or blue ink or number 2 pencil. PLEASE DO NOT USE FINE POINT PENS. [X]

SPECIFY YOUR DESIRED ACTION BY A CHECK MARK IN THE APPROPRIATE SPACE. THIS PROXY WILL BE VOTED IN FAVOR OF (FOR) PROPOSAL 1 IF NO SPECIFICATION IS MADE BELOW. AS TO ANY OTHER MATTER, THE PROXY OR PROXIES WILL VOTE IN ACCORDANCE WITH THEIR BEST JUDGEMENT.

              PLEASE VOTE BY FILLING IN THE APPROPRIATE BOX BELOW.

(1) To approve an Agreement and Plan of Reorganization between John Hancock Multi Cap Growth Fund ("Multi Cap Growth Fund") and John Hancock Mid Cap Equity Fund ("Mid Cap Equity Fund"). Under this Agreement, Multi Cap Growth Fund would transfer all of its assets to Mid Cap Equity Fund in exchange for corresponding shares of Mid Cap Equity Fund. These shares would be distributed proportionately to you and the other shareholders of Multi Cap Growth Fund. Mid Cap Equity Fund will also assume Multi Cap Growth Fund's liabilities.

         FOR      |_|              AGAINST  |_|              ABSTAIN  |_|

           PLEASE DO NOT FORGET TO SIGN THE REVERSE SIDE OF THIS CARD.



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John Hancock
------------
JOHN HANCOCK FUNDS

                         Internet Proxy Voting Services
                                Proxy Voting Form

                       JOHN HANCOCK MULTI CAP GROWTH FUND,
                      a series of John Hancock Series Trust

THE TRUSTEES RECOMMEND A VOTE "FOR" THE FOLLOWING PROPOSAL.

Proposal 1.           [ ]  FOR          [ ]  AGAINST          [ ]  ABSTAIN

     To approve an Agreement and Plan of Reorganization between John Hancock Multi Cap Growth Fund ("Multi Cap Growth Fund") and John Hancock Mid Cap Equity Fund ("Mid Cap Equity Fund"). Under this Agreement, Multi Cap Growth Fund would transfer all of its assets to Mid Cap Equity Fund in exchange for corresponding shares of Mid Cap Equity Fund. These shares would be distributed proportionately to you and the other shareholders of Multi Cap Growth Fund. Mid Cap Equity Fund will also assume Multi Cap Growth Fund's liabilities.

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Please refer to the proxy statement for discussion of each of these matters.
If not revoked, this proxy shall be voted "FOR" the proposal. Thank you for voting.
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will be considered valid.

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John Hancock
------------
JOHN HANCOCK FUNDS

                         Internet Proxy Voting Services
                                Proxy Voting Form

                       JOHN HANCOCK MULTI CAP GROWTH FUND,
                      a series of John Hancock Series Trust

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                    Thank You! Your vote has been submitted
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THE TRUSTEES RECOMMEND A VOTE "FOR" THE FOLLOWING PROPOSAL.

Proposal 1.

     To approve an Agreement and Plan of Reorganization between John Hancock Multi Cap Growth Fund ("Multi Cap Growth Fund") and John Hancock Mid Cap Equity Fund ("Mid Cap Equity Fund"). Under this Agreement, Multi Cap Growth Fund would transfer all of its assets to Mid Cap Equity Fund in exchange for corresponding shares of Mid Cap Equity Fund. These shares would be distributed proportionately to you and the other shareholders of Multi Cap Growth Fund. Mid Cap Equity Fund will also assume Multi Cap Growth Fund's liabilities.

Please refer to the proxy statement for discussion of each of these matters.

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